Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial Mortgage Securities Corporation

Commercial Mortgage Pass Through Certificates Series 2003 CIBC6 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class Name and Address of Holder Amount Held % Class

A1 American Express 50,000,000 23%

929 AXP Financial Center

Minneapolis, MN 55474

The Bank of New York/Fleet Bank 53,000,000 25%

One Wall Street

New York, NY 10286

JP Morgan Chase Bank 52,200,000 24%

14201 Dallas Parkway

Dallas, TX 75254

Fifth Third Bank 27,000,000 12%

38 Fountain Square Plaza

Mail Drop 3404

Cincinnati, OH 45263

A2 The Bank of New York 53,100,000 8%

One Wall Street

New York, NY 10286

Deutsche Bank Trust Co Americas 75,000,000 11%

648 Grassmere Park Road

Nashville, TN 37211

Citibank 80,000,000 12%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 180,633,000 27%

14201 Dallas Parkway

Dallas, TX 75254

ML SFKPG 125,000,000 19%

4 Corporate Place

Piscataway, NJ 08854

SSB&T Co. 44,575,000 6%

1776 Heritage Drive

Global Corporate Action Unit JAB5NW

No. Quincy, MA 02171

B Citibank 25,189,000 80%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Securities Inc Fixed Income 5,000,000 16%

34 Exchange Place, 4th Flr

Jersey City, NJ 07302

C Citibank 17,488,000 54%

3800 Citibank Center B3-15

Tampa, FL 33610

JP Morgan Chase Bank 15,000,000 46%

14201 Dallas Parkway

Dallas, TX 75254

D Citibank 11,696,000 100%

3800 Citibank Center B3-15

Tampa, FL 33610